                                                                      Exhibit 24
                              CONFIRMING STATEMENT
This Statement confirms that the undersigned, Samuel P. Frieder, has authorized and designated Michael I. Wirth to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto)
that the undersigned may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Kohlberg Capital Corporation. The authority of
Michael I. Wirth under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Kohlberg Capital Corporation, unless earlier revoked in writing. The undersigned acknowledges that Michael I. Wirth is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
Date: July 2, 2008
                                        /s/ Samuel P. Frieder
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                                        Samuel P. Frieder